As filed with the Securities and Exchange Commission on January 20, 1998.
                                             Registration No. 333-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                FRED MEYER, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------

                           Delaware                                                            91-1826443
                (State or other jurisdiction of                                   (I.R.S. Employer Identification No.)
                incorporation or organization)

                      3800 SE 22nd Avenue                                                    Roger A. Cooke
                    Portland, Oregon  97202                                              Senior Vice President,
                        (503) 232-8844                                                General Counsel and Secretary
      (Address, including zip code, and telephone number,                                   Fred Meyer, Inc.
including area code, of registrant's principal executive offices)                          3800 SE 22nd Avenue
                                                                                         Portland, Oregon  97202
                                                                                             (503) 232-8844
                                                                                (Name, address, including zip code, and
                                                                      telephone number, including area code, of agent for service)

                                -----------------

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

           Gary R. Barnum                Michael A. Becker             George G. Golleher              Marc W. Evanger
           Stoel Rives LLP            Cahill Gordon & Reindel      Food 4 Less Holdings, Inc.    Quality Food Centers, Inc.
   900 SW Fifth Avenue, Suite 2300      Eighty Pine Street           1100 West Artesia Blvd.     10112 NE 10th St., Ste 201
         Portland, OR 97204           New York, NY 10005-1702          Compton, CA 90220             Bellevue, WA 98004
       (503) 294-9114 (phone)         (212) 701-3000 (phone)         (310) 884-9000 (phone)        (425) 462-2179 (phone)
        (503) 220-2480 (fax)           (212) 269-5420 (fax)           (310) 884-2505 (fax)          (425) 462-2217 (fax)

                                -----------------

                  Approximate date of commencement of proposed
              sale to the public: As promptly as practicable after
                 this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
     1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c)
         under the Securities Act, check the following box and list the
      Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

                       CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed
                                          maximum
    Title of each class of               aggregate                Amount of
  securities to be registered        offering price(2)         registration fee
--------------------------------------------------------------------------------
       Debt Securities(1)            $2,000,000,000               $590,000
================================================================================

(1) Includes guarantees (if any) of Debt Securities by Co-Registrants, who are, or will be, direct and indirect subsidiaries of Registrant.

(2) Determined solely for the purpose of calculating the Registration Fee pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 or if any Debt Securities are issued (i) with a principal amount denominated in one or more foreign currencies or currency units, such principal amount as shall result in an aggregate initial public offering price equivalent to $2,000,000,000 at the time of the initial offering or (ii) at an original issue discount, such greater principal amount as shall result in proceeds to the Registrant of $2,000,000,000.

                               -------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such a date as the Commission, acting pursuant to said
Section 8(a), may determine.

     The following entities are, or may become upon the completion of the merger of Q-Acquisition Corp. with Quality Food Centers, Inc., or the merger of FFL Acquisition Corp. with Food 4 Less Holdings, Inc., as the case may be, direct or indirect subsidiaries of Registrant, and may guarantee an issue of the Debt Securities and are Co-Registrants under this Registration Statement.

                                            Jurisdiction of
                                             Incorporation     I.R.S. Employer
Name of Co-Registrant                      or Organization    Identification No.
---------------------                      ---------------    ------------------

Fred Meyer Stores, Inc.                       Delaware          93-0798201
B&B Stores, Inc.                              Montana           93-0798200
B&B Pharmacy, Inc.                            Montana           93-0798200
CB&S Advertising Agency, Inc.                 Oregon            93-0587794
Distribution Trucking Company                 Oregon            93-0786441
FM, Inc.                                      Utah              93-1197669
FM Holding Corporation                        Delaware          93-0864302
Grand Central, Inc.                           Utah              87-0277527
FM Retail Services, Inc.                      Washington        91-1628326
Fred Meyer, Inc., a Washington corporation    Washington        93-0801576
Fred Meyer of Alaska, Inc.                    Alaska            93-0802793
Fred Meyer of California, Inc.                California        93-0979434
Fred Meyer Jewelers, Inc.                     Delaware          93-1197671
Merksamer Jewelers, Inc.                      California        68-0202947
Roundup Co.                                   Washington        93-0798202
JH Properties, Inc.                           Washington        91-1816127
Smith's Food & Drug Centers, Inc.             Delaware          87-0258768
Compare, Inc.                                 Delaware          86-0609950
Richie's, Inc.                                Texas             74-2047032
Saint Lawrence Holding Company                Delaware          86-0504830
Smith's Beverage of Wyoming, Inc.             Wyoming           80-0126833
Smitty's Supermarkets, Inc.                   Delaware          86-0765032
Smitty's Equipment Leasing, Inc.              Delaware          86-0758585
Smitty's Super Valu, Inc.                     Delaware          13-3054103
Treasure Valley Land Company, L.C.            Idaho             82-0474377
Western Property Investment
    Group, Inc.                               California        87-0485081

Quality Food Centers, Inc.**                  Washington        91-1330075
Hughes Markets, Inc.**                        California        95-1947206
Hughes Realty, Inc.**                         California        95-2253719
KU Acquisition Corporation**                  Washington        91-1765648
Second Story, Inc.**                          Washington        91-1753356
Quality Food, Inc.**                          Delaware          91-1829342
Quality Food Holdings, Inc.**                 Delaware          91-1829339
QFC Sub, Inc.**                               Washington        [pending]

Food 4 Less Holdings, Inc.**                  Delaware          33-0642810
Ralphs Grocery Company**                      Delaware          95-4356030
Alpha Beta Company**                          California        95-1456805
Bay Area Warehouse Stores, Inc.**             California        93-1087199
Bell Markets, Inc.**                          California        94-1569281
Cala Co.**                                    Delaware          95-4200005
Cala Foods, Inc.**                            California        94-1342664
Crawford Stores, Inc.**                       California        95-0657410
Falley's, Inc.**                              Kansas            48-0605992
Food 4 Less of California, Inc.**             California        33-0293011
Food 4 Less of Southern California, Inc.**    Delaware          33-0483203
Food 4 Less Merchandising, Inc.**             California        33-0483193
Food 4 Less GM, Inc.**                        California        95-4390406

**Each such Co-Registrant to guarantee the Debt Securities if (a) such entity becomes a direct or indirect subsidiary of the Company and (b) such entity otherwise approves the guarantee of such issue of Debt Securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1998.
Prospectus

                                 $2,000,000,000

                                FRED MEYER, INC.

                                 Debt Securities

     Fred Meyer, Inc. (the "Company") may offer from time to time up to $2,000,000,000 of its debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably, on a pari passu basis, with other unsecured and unsubordinated obligations of the Company. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

     The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates, and time or times of payment of any interest, any terms for optional or mandatory redemption, required repurchases or payment of additional amounts or any sinking fund provisions, additional or different covenants or events of default, the initial public offering price, guarantees thereof, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series (the "Offered Debt Securities") will be set forth in a Prospectus Supplement or Prospectus Supplements. Any guarantees of the Debt Securities by Quality Food Centers, Inc. ("QFC") and its direct and indirect subsidiaries and by Food 4 Less Holdings, Inc. ("FFL") and its direct and indirect subsidiaries are conditioned upon QFC, FFL, and their respective subsidiaries, as the case may be, becoming direct or indirect subsidiaries of the Company.

     The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

                              --------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                              --------------------

     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is ____________, 1998.

No person has been authorized to give any information or to make any representations other than those contained in the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein or therein is correct as of any time subsequent to its date.

                          -----------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                   Prospectus

Available Information.........................................................2
Incorporation of Certain Documents by Reference ..............................3
The Company...................................................................4
Use of Proceeds...............................................................4
Ratio of Earnings to Fixed Charges ...........................................4
Description of Debt Securities................................................4
Plan of Distribution.........................................................12
Legal Matters ...............................................................12
Experts......................................................................13


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, 1400 Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the aforementioned material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be accessed through an Internet Web site maintained by the Commission at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which are available from the Public Reference Section of the Commission at prescribed rates as described above. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such provisions and documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company and certain Guarantors (as defined below) with the Commission pursuant to the Exchange Act are incorporated into this Prospectus by reference:

     (i) the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, as amended;

     (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended May 24, 1997, August 16, 1997 and November 9, 1997, as amended;

     (iii) the Company's Current Reports on Form 8-K, dated September 9, 1997 and November 6, 1997;

     (iv) the Annual Report on Form 10-K for Quality Food Center, Inc. ("QFC") for the fiscal year ended December 28, 1996, as amended;

     (v) QFC's Quarterly Reports on Form 10-Q for the quarters ended March 22, 1997, June 14, 1997 and September 6, 1997, as amended;

     (vi) QFC's Current Reports on Form 8-K, dated March 19, 1997 and November 6, 1997, as amended;

     (vii) the Annual Report on Form 10-K for Food 4 Less Holdings, Inc. ("FFL") for the fiscal year ended February 2, 1997, as amended;

     (viii) FFL's Quarterly Reports on Form 10-Q for the quarters ended April 27, 1997, July 20, 1997 and October 12, 1997, as amended;

     (ix) FFL's Current Reports on Form 8-K, dated November 6, 1997; and

     (x) the definitive Joint Proxy and Consent Solicitation
Statement/Prospectus of the Company, QFC and FFL dated ______, 1998;


     All documents filed by the Company, QFC and FFL pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company, QFC and FFL undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on written or oral request, a copy of any and all of the documents incorporated in this Prospectus by reference, other than exhibits to such documents not specifically incorporated by reference therein. Requests for such copies from the Company should be directed to Fred Meyer, Inc., at its principal executive offices located at 3800 SE 22nd Avenue, Portland, Oregon 97202, Attention: Roger A. Cooke, Senior Vice President, General Counsel and Secretary (Telephone: (503) 232-8844). Requests for such copies from QFC should be directed to Quality Food Center, Inc., at its principal executive offices located at 10112 NE 10th Street, Suite 201 Bellevue, Washington 98004,
Attention: Susan Obuchowski, Secretary (Telephone: (425) 462-2177). Requests for such copies from FFL should be directed to Food 4 Less Holdings, Inc., at its principal executive offices located at 1100 West Artesia Boulevard, Compton, California 90220, Attention: Terrence J. Wallock, Secretary (Telephone: (310) 884-9900).

                                   THE COMPANY

     The Company is a holding company which, through its subsidiaries, operates as a regional retailer of a wide range of food and drug products and general merchandise including: apparel, photo and electronics, products for the home and fine jewelry.

     The Company was incorporated in Delaware in July 1997. The Company's principal executive offices are located at 3800 SE 22nd Avenue, Portland, Oregon 97202 and its telephone number is (503) 232-8844.


                                 USE OF PROCEEDS

     Unless otherwise indicated in a Prospectus Supplement, the net proceeds to the Company from the issuance and sale of the Debt Securities will be used for general corporate purposes, including the repayment of indebtedness that may be incurred from time to time, working capital, future acquisitions and further investments in subsidiaries.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of earnings to fixed charges of the Company for each of the five fiscal years ending the Saturday closest to January 31 and for the forty week period ending November 9, 1996 and November 8, 1997 were as follows:


                                           Fiscal Years Ending                     40 Weeks          40 Weeks
                                                                                    Ending           Ending
                               --------------------------------------------      -----------       -----------
                                                                                 November 9,       November 8,
                               1992       1993      1994      1995     1996          1996              1997
                               ----       ----      ----     -----     ----          ----              ----
Ratio of Earnings to
Fixed Charges                  5.50       6.37      1.29     1.95      3.19          2.46              2.76

     For the purpose of computing such ratios, "earnings" represents the aggregate of (a) income before income taxes and (b) fixed charges. "Fixed charges" represents (a) consolidated interest charges, (b) the amortization of debt discount and expense and premium on indebtedness and (c) the portion of rental expense which the Company considers representative of an interest factor.


                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities are to be issued under an Indenture (as amended or supplemented from time to time, the "Indenture") among the Company, the Guarantors and The First National Bank of Chicago, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms, and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular sections or defined terms of the Indenture are referred to in this Prospectus or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions."

     The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Offered Debt Securities and the extent, if any, to which such general terms and provisions may not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities (the "Applicable Prospectus Supplement").

General

     The Indenture does not limit the amount of Debt Securities that may be issued thereunder and Debt Securities may be issued thereunder from time to time in one or more series. The Debt Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably, on a pari passu basis, with other unsecured and unsubordinated obligations of the Company. The Debt Securities will be effectively subordinated to any secured indebtedness of the Company to the extent of the assets securing such indebtedness.

     Unless otherwise indicated in the Applicable Prospectus Supplement, principal of, premium, if any, and interest on the Debt Securities will be payable, and the transfer of Debt Securities will be registrable, at the office or agency to be maintained by the Company in the borough of Manhattan in The City of New York and at any other office or agency maintained by the Company for such purpose. (Sections 301, 305 and 1002) Unless otherwise indicated in the Applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. (Section 302) No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 305)

     The Applicable Prospectus Supplement will describe the terms of the Offered Debt Securities, including: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the person or entity to whom any interest on the Offered Debt Securities shall be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of and premium, if any, on the Offered Debt Securities is payable or the method of determination thereof; (5) the rate or rates at which the Offered Debt Securities shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which any such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for interest payable on any Interest Payment Date; (6) the place or places where the principal of, premium, if any, and interest on the Offered Debt Securities shall be payable; (7) the period or periods within which, the price or prices at which, the currency or currencies (including currency units) in which and the other terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which the Offered Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities shall be issuable; (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Debt Securities shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America; (11) if the amount of payments of principal of or any premium or interest on any Offered Debt Securities may be determined with reference to an index, formula or other method, the index, formula or other method by which such amounts shall be determined; (12) if the principal of or any premium or interest on any Offered Debt Securities is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units other than that or those in which the Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Debt Securities as to which such election is made shall be payable, and the periods within which and the other terms and conditions upon which such election is to be made; (13) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion may be determined; (14) the applicability of the provisions described under "--Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances"; (15) if the Offered Debt Securities will be issuable only in the form of a Book Entry Security as described under "--Book Entry Debt Securities", the Depositary or its nominee with respect to the Offered Debt Securities and the circumstances under which the Book Entry Security may be registered for transfer or exchange or authenticated and delivered in the name of a person or entity other than the Depositary or its nominee; (16) any additional, modified or different covenants applicable to one or more particular series of Debt Securities; (17) any addition to or change in the Events of Default of the Offered Debt Securities and any change in the right of the Trustee or the requisite Holders to declare the principal amount due and payable; (18) any additional terms with respect to the Guarantees including, without limitation, terms relating to release of the Guarantees and the addition of additional Guarantors; and (19) other terms of the Offered Debt Securities. (Section 301)

     Each Applicable Prospectus Supplement will describe, as to the Debt Securities to which it relates, any guarantees (the "Guarantees") by the direct and indirect subsidiaries of the Company (the "Guarantors"), and any terms regarding the release of such Guarantees. Guarantees of the Debt Securities by QFC, FFL and their respective subsidiaries, are conditioned upon such entities, as the case may be, becoming direct or indirect subsidiaries of the Company. (Sections 1401 and 1403)

     Debt Securities may be issued under the Indenture as Original Issue Discount Debt Securities to be offered and sold at a substantial discount below their stated principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101)

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units, if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the Applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the Applicable Prospectus Supplement.

Book Entry Debt Securities

     The following description of Book Entry Securities will apply to any series of Debt Securities except as otherwise provided in the Prospectus Supplement relating thereto.

     The Debt Securities of a series may be issued in the form of one or more Book Entry Securities that will be deposited with or on behalf of a Depositary, which will be a clearing agent registered under the Exchange Act. Book Entry Securities will be registered in the name of the Depositary or a nominee of the Depositary, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the Indenture. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Book Entry Security may not be transferred or exchanged except as a whole to the Depositary, its successors or their respective nominees. (Section 305)

     Upon the issuance of any Book Entry Security, and the deposit of such Book Entry Security with or on behalf of the Depositary for such Book Entry Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Book Entry Security to the accounts of institutions ("participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Book Entry Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Book Entry Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Book Entry Security or by its nominee. Ownership of beneficial interests in such Book Entry Security by persons who hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Book Entry Security.

     So long as the Depositary for a Book Entry Security, or its nominee, is the owner of such Book Entry Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Security represented by such Book Entry Security for all purposes under the Indenture. Accordingly, each person owning a beneficial interest in such Book Entry Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Book Entry Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such instruction or action, and such participants would authorize beneficial owners owning through such participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them. The Holder of any Book Entry Security may grant proxies and otherwise authorize any Person to take any action which a Holder is entitled to take under the Indenture or the Securities.

     Unless otherwise specified in the Applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the Debt Securities represented by a Book Entry Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Book Entry Security. The Company expects that the Depositary for any Debt Securities represented by a Book Entry Security, upon receipt of any payment of principal or interest in respect of such Book Entry Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Book Entry Security as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Book Entry Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name", and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any Book Entry Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Unless otherwise specified in the Applicable Prospectus Supplement, transfers of any Book Entry Security will be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Book Entry Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depositary. In addition, definitive Securities will be exchangeable for a Book Entry Security if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Book Entry Security and a successor depositary is not appointed by the Company within 90 days of such notice or if an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue definitive Securities.

Certain Covenants of the Company

     Unless otherwise indicated in the Applicable Prospectus Supplement, the Indenture does not limit the amount of Debt that may be incurred by the Company or its Subsidiaries or contain covenants specifically designed to protect holders of Debt Securities in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving the Company that may adversely affect holders of Debt Securities.

Events of Default

     Any one of the following events will constitute an "Event of Default" under the Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform, or breach of, any covenant or other agreement of the Company or any Guarantor in the Indenture with respect to Debt Securities of that series continued for 60 days after written notice as provided in the Indenture; (e) a default under any indebtedness for money borrowed by the Company or any Subsidiary if (A) such default either (1) results from the failure to pay the principal or interest of any such indebtedness at its stated maturity or (2) relates to an obligation other than the obligation to pay the principal or interest of such indebtedness at its stated maturity and results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (B) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal or interest at stated maturity or the maturity of which has been so accelerated, aggregates $30.0 million or more at any one time outstanding and
(C) such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within 10 business days after written notice as provided in the Indenture; (f) one or more judgments, orders, or decrees of any court or regulatory or administrative agency for the payment of money in excess of $30.0 million either individually or in the aggregate shall have been rendered against the Company or any Significant Subsidiary (whether or not a Guarantor) or any of their respective properties and shall not have been discharged and either (A) any creditor shall have commenced an enforcement proceeding upon such judgment, order, or decree or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect; (g) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (whether or not a Guarantor); (h) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee); or (i) any other Event of Default provided in the Applicable Prospectus Supplement with respect to Debt Securities of that series. (Section
501)

     If an Event of Default (other than an Event of Default described in clause
(g) of the preceding paragraph with respect to the Company) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may accelerate the maturity of all Debt Securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default described in clause (g) of the immediately preceding paragraph occurs with respect to the Company, the Outstanding Debt Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. (Section 502)

     Reference is made to the Applicable Prospectus Supplement relating to any series of Offered Debt Securities that are Original Issue Discount Debt Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Debt Securities upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

     No holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit instituted by a holder of Debt Securities for enforcement of payment of the principal of and premium, if any, or interest on such Debt Securities on or after the respective due dates expressed in such Debt Securities. (Section 508)

     The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1004)

Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company, the Guarantors and the Trustee without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another entity to the Company and the assumption of the covenants and obligations of the Company under the Debt Securities and the Indenture by such successor to the Company; (ii) to add to the covenants of the Company or any Guarantor for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred on the Company by the Indenture; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add to or change any provisions to such extent as may be necessary to permit or facilitate the issuance of Debt Securities in bearer form or to facilitate the issuance of Book Entry Securities; (v) to add to, change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to evidence and provide for successor Trustees or to add or change any provisions to such extent as may be necessary to provide for or facilitate the appointment of a separate Trustee or Trustees for specific series of Debt Securities; (ix) to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law; (x) to cure any ambiguity, to correct or supplement any mistaken or inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indenture, the Debt Securities of any series or any Guarantee provided that any such action described in this clause (x) (other than in respect of a mistaken provision) does not adversely affect in any material respect the rights of any holder of Debt Securities of any series then outstanding; (xi) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; and (xii) to add or remove a Guarantor in accordance with the terms of the Indenture. (Section 901)

     Modifications and amendments of, and waivers with respect to, the Indenture also may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under the Indenture and affected by the modification or amendments; provided, however, that no such modification or amendment may, without the consent of the holders of all Debt Securities affected thereby, (i) change the Maturity or Stated Maturity of the principal amount of, or any installment of principal of or interest on, any Debt Security;
(ii) reduce the principal amount of, or the premium, if any, or interest on any Debt Security (including in the case of an Original Issue Discount Debt Security the amount payable upon acceleration of the maturity thereof ); (iii) change the place or currency of payment of principal of, premium, if any, or interest on any Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on any Debt Security on or after the Stated Maturity thereof (or in the case of redemption or repurchase, on or after the Redemption Date or repurchase date, as applicable); or (v) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (vi) modify any of the provisions of the Indenture relating to the time at which any Security may be redeemed or requiring the repurchase of such Security by the Company; (vii) modify any of the provisions of the Indenture relating to the modification and amendment provisions of the Indenture or the waiver of past defaults, except to increase any percentage set forth in such provisions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; (viii) modify the ranking or priority of the Debt Securities or any Guarantee thereof; and (ix) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture. (Section 902)

     The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 902) The holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby. (Section 513)

Consolidation, Merger and Sale of Assets

     The Company may not consolidate with or merge with or into any other entity or transfer or lease, in one transaction or a series of related transactions, all or substantially all of its properties and assets to any entity, unless (i) either the Company is the continuing corporation, or any successor or purchaser is a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Debt Securities and the Indenture pursuant to a supplemental indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (iii) if a supplemental indenture is to be executed in connection with such consolidation, merger, transfer or lease, the Company and the Guarantors have delivered to the Trustee an officers' certificate and an opinion of counsel stating compliance with these provisions; and (iv) such other conditions, if any, are satisfied as provided in the Applicable Prospectus Supplement with respect to Offered Debt Securities. (Section 801)

Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances

Defeasance and Discharge

     The Indenture provides that the terms of any series of Debt Securities may provide that the Company and the Guarantors, at the Company's option, will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined in the Indenture)which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities of such series. (Sections 1302 and
1304)

Defeasance of Certain Covenants

     The Indenture provides that the terms of any series of Debt Securities may provide the Company with the option for it and the Guarantors to be released from certain restrictive covenants described in this Prospectus under "--Consolidation, Merger and Sale of Assets" and any other covenants made applicable to any series of Debt Securities as described in the Applicable Prospectus Supplement and the Event of Default described in (d) under "--Events of Default" as it relates to such covenant and any other Events of Default made applicable to any series of Debt Securities that are determined to be applicable to this provision as described in the Applicable Prospectus Supplement. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. (Sections 1303 and 1304)

     In the event the Company exercises this option and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

     The Applicable Prospectus Supplement will state if any defeasance provisions will apply to the Offered Debt Securities.

Concerning the Trustee

     The First National Bank of Chicago is the Trustee under the Indenture. The Trustee may resign at any time or may be removed by the holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities. If the Trustee resigns, is removed or becomes incapable of acting as Trustee or if a vacancy occurs in the office of the Trustee for any cause, a successor Trustee shall be appointed in accordance with the provisions of the Indenture.

Certain Definitions

     For all purposes of this Prospectus, except as otherwise expressly provided or unless the context otherwise requires, the terms are defined as follows:

     "Book Entry Security" means a Debt Security in the form prescribed by the Indenture or any supplement to the Indenture, evidencing all or part of the securities of any series, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or such nominee.

     "Depositary" means, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Book Entry Securities, the Person designated as Depositary for such series by the Company, pursuant to the Indenture, which Person shall be a clearing agency registered under the Securities Exchange Act of 1934; and if at any time there is more than one such Person 'Depositary' as used with respect to the Debt Securities of any series shall mean the Depositary with respect to the Debt Securities of such series.

     "Interest Payment Date", when used with respect to any Debt Security, means the Stated Maturity of an installment of interest on such security.

     "Predecessor Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered pursuant to the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Debt Securities of any series means the date specified for that purpose as contemplated by the Indenture.

     "Stated Maturity", when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

     "Subsidiary" means, in respect of any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests

(including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, manager or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person, (ii) such person and one or more Subsidiaries of such person or (iii) one or more Subsidiaries of such person.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities to one or more underwriters for public offering and sale by them or may sell the Offered Debt Securities to investors directly or through agents, which agents may be affiliated with the Company. Any such underwriter or agent involved in the offer and sale of the Offered Debt Securities will be named in the Applicable Prospectus Supplement.

     Sales of Offered Debt Securities offered pursuant to any Applicable Prospectus Supplement may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Debt Securities upon the terms and conditions set forth in the Applicable Prospectus Supplement. In connection with the sale of Offered Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Debt Securities for whom they may act as agent. Underwriters may sell Offered Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers of Offered Debt Securities for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the Applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Debt Securities may be deemed to be underwriters, and any discounts, concessions or commissions received by them and any profit realized by them on resale of the Offered Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification arrangements will be described in the Applicable Prospectus Supplement.

     Unless otherwise specified in the Applicable Prospectus Supplement, each series of Offered Debt Securities will be a new issue with no established trading market. The Company may elect to list any series of Offered Debt Securities on any exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Debt Securities.

     Certain of the underwriters, agents and their affiliates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.


                                  LEGAL MATTERS

     Certain legal matters in connection with the Offered Debt Securities will be passed upon for the Company by Stoel Rives LLP, Portland, Oregon, and for any underwriters, dealers or agents by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Cahill Gordon & Reindel may rely on the opinion of Stoel Rives LLP as to matters of Oregon law.

                                     EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended February 1, 1997 have been audited by Deloitte & Touche LLP (Portland office), independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of said firm given upon its authority as experts in accounting and auditing.

     The financial statements of Quality Food Centers, Inc. ("QFC"), as of December 30, 1995 and December 28, 1996 and for each of the three years in the period ended December 28, 1996 included in the QFC Form 10-K/A for the year ended December 28, 1996, dated July 23, 1997, have been audited by Deloitte & Touche LLP (Seattle office), independent auditors, as stated in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of Food 4 Less Holdings, Inc., as of February 2, 1997, January 28, 1996 and January 29, 1995 and the related consolidated statements of operations, cash flows and stockholders' equity for the 53 weeks ended February 2, 1997, the 52 weeks ended January 28, 1996, and the 31 weeks ended January 29, 1995 and the 52 weeks ended June 25, 1994 and the related financial schedules incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by registrant in connection with the sale of the Debt Securities being registered. All amounts are estimates except the registration fee.

               Registration fee (a)...................................$  590,000
               Legal fees and expenses (b)............................   200,000
               Rating Agencies - Shelf Registration and Takedown......   100,000
               Accounting fees and expenses...........................    50,000
               Trustee................................................     8,000
               Printing and engraving ................................   250,000
               Miscellaneous..........................................   100,000
                                                                      ----------
                      Total...........................................$1,298,000

----------------

(a) SEC registration fee is calculated by multiplying the aggregate offering amount by .000295.
(b)  Issuer's Counsel only.

Item 15.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation the power to indemnify officers and directors under certain circumstances. Article V of the Company's Amended and Restated Bylaws (the "Bylaws") provides for indemnification to the fullest extent permitted by Section 145.

     As authorized by Section 102 of the Delaware GCL, the Company has included in its Certificate of Incorporation a provision eliminating the liability of a director to the Company or its stockholders for monetary damages for breaches of a director's fiduciary duty to the Company. Liability may not be and has not been limited for breaches of the duty of loyalty, intentional misconduct, distributions made in contravention of Section 174 of the Delaware GCL or for any transaction in which a director derives an improper personal benefit.

     The Company has a directors and officers liability insurance policy, under certain circumstances, insures its directors and officers against the costs of defense, settlement or payment of a judgment.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any agreement, vote of stockholders or directors or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.  Exhibits

 *1.1     Form of Underwriting Agreement
  2.1 FM/QFC Merger Agreement (incorporated by reference to Exhibit 99.1 to the Company's Report on Form 8-K, filed November 6, 1997)
  2.2 FM/FFL Merger Agreement (incorporated by reference to Exhibit 99.2 to the Company's Report on Form 8-K, filed November 6, 1997)
  4       Form of Indenture
**5       Opinion by Stoel Rives LLP Regarding Legality of Debt Securities
 12       Statement Regarding Computation of Ratios

 23.1     Consent of Deloitte & Touche LLP (Portland)
 23.2     Consent of Arthur Andersen LLP
 23.3     Consent of Deloitte & Touche LLP (Seattle)
 23.4     Consent of Stoel Rives LLP (See Exhibit 5)
 24       Power of Attorney (See also signature page of this Registration
          Statement)
 25       Statement of Eligibility of Trustee

*    To be filed in Company's Form 8-K Report.
**   To be filed by Amendment.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Fred Meyer, Inc., and the Co-Registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on January 20, 1998.

                                        FRED MEYER, INC.


                                        By:      DAVID R. JESSICK
                                           -------------------------------------
                                           David R. Jessick
                                           Senior Vice President and
                                           Assistant Secretary

                                        CO-REGISTRANTS

                                        Fred Meyer Stores, Inc.
                                        Smith's Food & Drug Centers, Inc.

                                        By:      KENNETH THRASHER
                                           -------------------------------------
                                           Kenneth Thrasher
                                           Executive Vice President

                                        B&B Stores, Inc.
                                        B&B Pharmacy, Inc.
                                        CB&S Advertising Agency, Inc.
                                        Distribution Trucking Company
                                        FM, Inc.
                                        FM Holding Corporation
                                        Grand Central, Inc.
                                        FM Retail Services, Inc.
                                        Fred Meyer, Inc., a Washington
                                          corporation
                                        Fred Meyer of Alaska, Inc.
                                        Fred Meyer of California, Inc.
                                        Fred Meyer Jewelers, Inc.
                                        Merksamer Jewelers, Inc.
                                        Roundup Co.
                                        JH Properties, Inc.
                                        Compare, Inc.
                                        Saint Lawrence Holding Company
                                        Smith's Beverage of Wyoming, Inc.
                                        Smitty's Supermarkets, Inc.
                                        Smitty's Equipment Leasing, Inc.
                                        Smitty's Super Valu, Inc.
                                        Western Property Investment
                                          Group, Inc.

                                        By:      KENNETH THRASHER
                                          --------------------------------------
                                          Kenneth Thrasher
                                          Vice President

                                        Treasure Valley Land Company, L.C.
                                        By:  Smith's Food and Drug Centers,
                                             Inc. its member

                                        By:   KENNETH THRASHER
                                           -------------------------------------
                                           Kenneth Thrasher
                                           Executive Vice President

                                        Richie's, Inc.

                                        By:  ROGER A. COOKE
                                           -------------------------------------
                                           Roger A. Cooke
                                           Vice President

                                        Quality Food Centers, Inc.
                                        Hughes Markets, Inc.
                                        Hughes Realty, Inc.
                                        KU Acquisition Corporation
                                        Second Story, Inc.
                                        Quality Food, Inc.
                                        Quality Food Holdings, Inc.
                                        QFC Sub, Inc.

                                        By:  MARC W. EVANGER
                                           -------------------------------------
                                           Marc W. Evanger
                                           Senior Vice President, Finance &
                                           Administration


                                        Food 4 Less Holdings, Inc.
                                        Ralphs Grocery Company
                                        Alpha Beta Company
                                        Bay Area Warehouse Stores, Inc.
                                        Bell Markets, Inc.
                                        Cala Co.
                                        Cala Foods, Inc.
                                        Crawford Stores, Inc.
                                        Falley's, Inc.
                                        Food 4 Less of California, Inc.
                                        Food 4 Less of Southern California, Inc.
                                        Food 4 Less Merchandising, Inc.
                                        Food 4 Less GM, Inc.

                                        By:  JOHN STANDLEY
                                           -------------------------------------
                                           John Standley
                                           Senior Vice President and Chief
                                           Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the following capacities effective on January 20, 1998.


                        REGISTRANT OFFICERS AND DIRECTORS

           Signature                    Title


ROBERT G. MILLER
-----------------------------------     Director, President and
Robert G. Miller                        Chief Executive Officer
                                        (Principal Executive Officer)

KENNETH THRASHER
-----------------------------------     Executive Vice President
Kenneth Thrasher                        (Principal Administrative Officer)


DAVID R. JESSICK
-----------------------------------     Senior Vice President and
David R. Jessick                        Assistant Secretary
                                        (Principal Financial Officer)


RONALD W. BURKLE                        Chairman
-----------------------------------
Ronald W. Burkle


VIVIAN A. BULL                          Director
-----------------------------------
Vivian A. Bull


JAMES J. CURRAN                         Director
-----------------------------------
James J. Curran


A.M. GLEASON                            Director
-----------------------------------
A.M. Gleason


BRUCE KARATZ                            Director
-----------------------------------
Bruce Karatz


JOHN G. KING                            Director
-----------------------------------
John G. King


ROGER S. MEIER                          Director
-----------------------------------
Roger S. Meier


STEVEN R. ROGEL                         Director
-----------------------------------
Steven R. Rogel

FRED L. SMITH                           Director
-----------------------------------
Fred L. Smith


JEFF P. SMITH                           Director
-----------------------------------
Jeff P. Smith

     KNOW ALL MEN BY THESE PRESENTS that the undersigned constitutes and appoints Robert G. Miller, Kenneth Thrasher, David R. Jessick, and Roger A. Cooke, and each of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign one or more Form S-3 Registration Statements under the Securities Act of 1933, prepared in connection with the issuance and/or sale of Debt Securities of Fred Meyer, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the following capacities effective on January 20, 1998.


                      CO-REGISTRANT OFFICERS AND DIRECTORS


           Signature             Title                           Date

Fred Meyer Stores, Inc.

ROBERT G. MILLER
------------------------------   Director, President and       January 19, 1998
Robert G. Miller                 Chief Executive Officer
                                 (Principal Executive Officer)

DAVID R. JESSICK
------------------------------   Senior Vice President         January 19, 1998
David R. Jessick                 Assistant Secretary
                                 (Principal Financial Officer)

JAMES C. AALBERG
------------------------------   Vice President and            January 19, 1998
James C. Aalberg                 Treasurer
                                 (Principal Accounting Officer)

KENNETH THRASHER
------------------------------   Director and Executive        January 19, 1998
Kenneth Thrasher                 Vice President

ROGER A. COOKE
------------------------------   Director, Senior Vice         January 19, 1998
Roger A. Cooke                   President and Secretary

B&B Stores, Inc.
B&B Pharmacy, Inc.
CB&S Advertising Agency, Inc.
Distribution Trucking Company
FM, Inc.
FM Holding Corporation
Grand Central, Inc.
FM Retail Services, Inc.
Fred Meyer, Inc., a Washington
   corporation
Fred Meyer of Alaska, Inc.
Roundup Co.


ROBERT G. MILLER
------------------------------   Director and President        January 19, 1998
Robert G. Miller                 (Principal Executive Officer)

JAMES C. AALBERG
------------------------------   Vice President and            January 19, 1998
James C. Aalberg                 Treasurer
                                 (Principal Financial and
                                 Accounting Officer)

KENNETH THRASHER
------------------------------   Director, Vice                January 19, 1998
Kenneth Thrasher                 President and Assistant
                                 Secretary

ROGER A. COOKE                   Director, Vice                January 19, 1998
------------------------------   President and Secretary
Roger A. Cooke


Fred Meyer of California, Inc.


ROBERT G. MILLER
------------------------------   Director and President        January 19, 1998
Robert G. Miller                 (Principal Executive Officer)

DAVID R. JESSICK
------------------------------   Vice President                January 19, 1998
David R. Jessick                 (Principal Financial Officer)

JAMES C. AALBERG
------------------------------   Vice President and            January 19, 1998
James C. Aalberg                 Treasurer
                                 (Principal Accounting Officer)

KENNETH THRASHER
------------------------------   Director, Vice President      January 19, 1998
Kenneth Thrasher                 and Assistant Secretary

ROGER A. COOKE
------------------------------   Director, Vice President      January 19, 1998
Roger A. Cooke                   and Secretary

Fred Meyer Jewelers, Inc.
Merksamer Jewelers, Inc.


MICHAEL H. DON
------------------------------   Director and Chief            January 19, 1998
Michael H. Don                   Executive Officer
                                 (Principal Executive Officer)

DAVID R. JESSICK
------------------------------   Vice President and            January 19, 1998
David R. Jessick                 Chief Financial Officer
                                 (Principal Financial Officer)

JAMES C. AALBERG
------------------------------   Vice President and            January 19, 1998
James C. Aalberg                 Treasurer
                                 (Principal Accounting Officer)

EDWARD A. DAYOOB                 Director and President        January 19, 1998
-----------------------------
Edward A. Dayoob

KENNETH THRASHER
------------------------------   Director, Vice President      January 19, 1998
Kenneth Thrasher                 and Assistant Secretary


JH Properties, Inc.

ROBERT G. MILLER
------------------------------   Director and President        January 19, 1998
Robert G. Miller                 (Principal Executive Officer)

KENNETH THRASHER                 Director and Vice             January 19, 1998
------------------------------   President
Kenneth Thrasher

ROGER A. COOKE
------------------------------   Director, Vice President      January 19, 1998
Roger A. Cooke                   and Secretary

Smith's Food & Drug Centers, Inc.

ROBERT G. MILLER
------------------------------   Director, Chief Executive     January 19, 1998
Robert G. Miller                 Officer and President
                                 (Prinicipal Executive Officer)

DAVID R. JESSICK                 Senior Vice President         January 19, 1998
------------------------------   (Principal Financial Officer)
David R. Jessick

ROBERT B. DIMOND                 Vice President and            January 19, 1998
------------------------------   Treasurer
Robert B. Dimond                 (Principal Accounting Officer)

KENNETH THRASHER                 Director and Executive        January 19, 1998
------------------------------   Vice President
Kenneth Thrasher

ROGER A. COOKE                   Director, Senior Vice         January 19, 1998
------------------------------   President and Secretary
Roger A. Cooke


Compare, Inc.
Saint Lawrence Holding Company
Smith's Beverage of Wyoming, Inc.
Smitty's Supermarkets, Inc.
Smitty's Equipment Leasing, Inc.
Smitty's Super Valu, Inc.
Western Property Investment
    Group, Inc.

ROBERT G. MILLER                 Director and President        January 19, 1998
------------------------------   (Principal Executive Officer)
Robert G. Miller

ROBERT B. DIMOND                 Vice President and            January 19, 1998
------------------------------   Treasurer (Principal Financial
Robert B. Dimond                 and Accounting Officer)

KENNETH THRASHER                 Director and Vice President   January 19, 1998
------------------------------
Kenneth Thrasher

ROGER A. COOKE                   Director, Vice President      January 19, 1998
------------------------------   and Secretary
Roger A. Cooke

Richie's, Inc.

ROGER A. COOKE                   Director, Vice President      January 19, 1998
------------------------------   and Secretary
Roger A. Cooke

DALE SCHIER                      Director and President        January 19, 1998
------------------------------   (Principal Executive Officer)
Dale Schier

KEITH C. LARSON                  Director and Vice President   January 19, 1998
------------------------------   (Principal Financial and
Keith C. Larson                  Accounting Officer)

Treasure Valley Land Company, L.C.

ROBERT G. MILLER                   Director, Smith's Food      January 14, 1998
------------------------------     & Drug Centers, Inc.
Robert G. Miller

KENNETH THRASHER                   Director, Smith's Food      January 14, 1998
------------------------------     & Drug Centers,Inc.
Kenneth Thrasher

ROGER A. COOKE                     Director, Smith's Food      January 14, 1998
------------------------------     & Drug Centers, Inc.
Roger A. Cooke

     KNOW ALL MEN BY THESE PRESENTS that prior to the completion of the merger of certain of the Company's subsidiaries with and into Quality Food Centers, Inc. and Food 4 Less Holdings, Inc., the undersigned constitutes and appoints George G. Golleher, John Standley, Christopher S. Hall, Greg Mays and each of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign one or more Form S-3 Registration Statements under the Securities Act of 1933, prepared in connection with the issuance and/or sale of Debt Securities of Fred Meyer, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Upon completion of the merger of certain of the Company's subsidiaries with and into Quality Food Centers, Inc. and Food 4 Less Holdings, Inc., the undersigned constitutes and appoints Robert G. Miller, Kenneth Thrasher, David
R. Jessick, and Roger A. Cooke, and each of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign one or more Form S-3 Registration Statements under the Securities Act of 1933, prepared in connection with the issuance and/or sale of Debt Securities of Fred Meyer, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the following capacities on the date hereof.

Food 4 Less Holdings, Inc.


GEORGE G. GOLLEHER               Director and Chief            January 14, 1998
------------------------------   Executive Officer
George G. Golleher               (Principal Executive Officer)


JOHN STANDLEY                    Senior Vice President         January 14, 1998
------------------------------   and Chief Financial Officer
John Standley                    (Principal Financial Officer)

CHRISTOPHER S. HALL              Group Vice President          January 14, 1998
------------------------------   and Chief Accounting Officer
Christopher S. Hall              (Principal Accounting Officer)

RONALD W. BURKLE                 Chairman of the Board         January 14, 1998
------------------------------   of Directors
Ronald W. Burkle

JOE S. BURKLE                    Director and Executive        January 14, 1998
------------------------------   Vice President
Joe S. Burkle

PATRICK L. GRAHAM                Director                      January 14, 1998
------------------------------
Patrick L. Graham

ROBERT I. BERNSTEIN              Director                      January 14, 1998
------------------------------
Robert I. Bernstein

LAWRENCE KALANTARI               Director                      January 14, 1998
------------------------------
Lawrence Kalantari

JOHN H. KISSICK                  Director                      January 14, 1998
------------------------------
John H. Kissick

PETER P. COPSES                  Director                      January 14, 1998
------------------------------
Peter P. Copses

ROBERT D. BEYER                  Director                      January 14, 1998
------------------------------
Robert D. Beyer



Ralphs Grocery Company

GEORGE G. GOLLEHER               Director and Chief            January 14, 1998
------------------------------   Executive Officer
George G. Golleher               (Principal Executive Officer)


JOHN STANDLEY                    Senior Vice President         January 14, 1998
------------------------------   Chief Financial Officer
John Standley                    (Principal Financial Officer)

CHRISTOPHER S. HALL              Group Vice President          January 14, 1998
------------------------------   and Chief Accounting Officer
Christopher S. Hall              (Principal Accounting Officer)

RONALD W. BURKLE                 Chairman of the Board         January 14, 1998
------------------------------   of Directors
Ronald W. Burkle

JOE S. BURKLE                    Director and Executive        January 14, 1998
------------------------------   Vice President
Joe S. Burkle

PATRICK L. GRAHAM                Director                      January 14, 1998
------------------------------
Patrick L. Graham

ROBERT I. BERNSTEIN              Director                      January 14, 1998
------------------------------
Robert I. Bernstein

LAWRENCE KALANTARI               Director                      January 14, 1998
------------------------------
Lawrence Kalantari

JOHN H. KISSICK                  Director                      January 14, 1998
------------------------------
John H. Kissick

PETER P. COPSES                  Director                      January 14, 1998
------------------------------
Peter P. Copses

ROBERT D. BEYER                  Director                      January 14, 1998
------------------------------
Robert D. Beyer

Alpha Beta Company


RONALD W. BURKLE                 Chairman and Chief            January 14, 1998
------------------------------   Executive Officer
Ronald W. Burkle                 (Principal Executive Officer)

JOHN STANDLEY                    Senior Vice President and     January 14, 1998
------------------------------   Chief Financial Officer
John Standley                    (Principal Financial Officer)

CHRISTOPHER S. HALL              Vice President and            January 14, 1998
------------------------------   Controller
Christopher S. Hall              (Principal Accounting Officer)

GEORGE G. GOLLEHER               Director and President        January 14, 1998
------------------------------
George G. Golleher


Bay Area Warehouse Stores, Inc.
Cala Co.
Food 4 Less of California, Inc.
Food 4 Less of Southern California, Inc.
Food 4 Less Merchandising, Inc.
Food 4 Less GM, Inc.

GEORGE G. GOLLEHER               Director, Chief Executive     January 14, 1998
------------------------------   Officer and President
George G. Golleher               (Principal Executive Officer)

JOHN STANDLEY                    Senior Vice President and     January 14, 1998
------------------------------   Chief Financial Officer
John Standley                    (Principal Financial Officer)

CHRISTOPHER S. HALL              Vice President and            January 14, 1998
------------------------------   Controller
Christopher S. Hall              (Principal Accounting Officer)

RONALD W. BURKLE                 Chairman of the Board         January 14, 1998
------------------------------   of Directors
Ronald W. Burkle


Bell Markets, Inc.
Cala Foods, Inc.
Crawford Stores, Inc.

GEORGE G. GOLLEHER               Director and Chief            January 14, 1998
------------------------------   Executive Officer
George G. Golleher               (Principal Executive Officer)

JOHN STANDLEY                    Senior Vice President and     January 14, 1998
------------------------------   Chief Financial Officer
John Standley                    (Principal Financial Officer)

CHRISTOPHER S. HALL              Vice President and            January 14, 1998
------------------------------   Controller
Christopher S. Hall              (Principal Accounting Officer)

RONALD W. BURKLE                 Chairman of the Board of      January 14, 1998
------------------------------   Directors
Ronald W. Burkle

Falley's, Inc.

JOE S. BURKLE                    Chief Executive Officer       January 14, 1998
------------------------------   (Principal Executive Officer)
Joe S. Burkle

JOHN STANDLEY                    Senior Vice President and     January 14, 1998
------------------------------   Chief Financial Officer
John Standley                    (Principal Financial Officer)

CHRISTOPHER S. HALL              Vice President and            January 14, 1998
------------------------------   Controller
Christopher S. Hall              (Principal Accounting Officer)

RONALD W. BURKLE                 Chairman of the Board         January 14, 1998
------------------------------   of Directors
Ronald W. Burkle

GEORGE G. GOLLEHER               Director and Executive        January 14, 1998
------------------------------   Vice President
George G. Golleher

     KNOW ALL MEN BY THESE PRESENTS that prior to the completion of the merger of Q-Acquisition Corp. with Quality Food Centers, Inc., the undersigned constitutes and appoints Marc W. Evanger and Dan Kourkoumelis and each of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign one or more Form S-3 Registration Statements under the Securities Act of 1933, prepared in connection with the issuance and/or sale of Debt Securities of Fred Meyer, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Upon completion of the merger of Q-Acquisition Corp. with Quality Food Centers, Inc., the undersigned constitutes and appoints Robert G. Miller, Kenneth Thrasher, David R. Jessick, and Roger A. Cooke and each of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign one or more Form S-3 Registration Statements under the Securities Act of 1933, prepared in connection with the issuance and/or sale of Debt Securities of Fred Meyer, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys and agents, and each of them, full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the following capacities on the date hereof.

Quality Food Centers, Inc.

CHRISTOPHER A. SINCLAIR          Director, President and       January 19, 1998
------------------------------   Chief Executive Officer
Christopher A. Sinclair          (Principal Executive Officer)

MARC W. EVANGER                  Senior Vice President,        January 19, 1998
------------------------------   Finance and Administration
Marc W. Evanger                  (Principal Financial and
                                 Accounting Officer)

STUART M. SLOAN                  Chairman of the Board         January 19, 1998
------------------------------   of Directors
Stuart M. Sloan

JOHN W. CREIGHTON, JR.           Director                      January 19, 1998
------------------------------
John W. Creighton, Jr.

ROGER K. HUGHES                  Director                      January 19, 1998
------------------------------
Roger K. Hughes

DAN KOURKOUMELIS                 Director                      January 19, 1998
------------------------------
Dan Kourkoumelis

MAURICE F. OLSON                 Director                      January 19, 1998
------------------------------
Maurice F. Olson

MARC H. RAPAPORT                 Director                      January 19, 1998
------------------------------
Marc H. Rapaport

SHELI Z. ROSENBERG               Director                      January 19, 1998
------------------------------
Sheli Z. Rosenberg

RONALD A. WEINSTEIN              Director                      January 19, 1998
------------------------------
Ronald A. Weinstein

SAMUEL ZELL                      Director                      January 19, 1998
------------------------------
Samuel Zell

Quality Food, Inc.
Quality Food Holdings, Inc.

CHRISTOPHER A. SINCLAIR          President and Chief           January 19, 1998
------------------------------   Executive Officer
Christopher A. Sinclair          (Principal Executive Officer)

MARC W. EVANGER                  Vice President and Chief      January 19, 1998
------------------------------   Financial Officer
Marc W. Evanger                  (Principal Financial and
                                 Accounting Officer)

SAMUEL ZELL                      Director                      January 19, 1998
------------------------------
Samuel Zell

SHELI Z. ROSENBERG               Director                      January 19, 1998
------------------------------
Sheli Z. Rosenberg

QFC Sub, Inc.

MARC W. EVANGER                  President and Secretary       January 19, 1998
------------------------------   (Principal Executive Officer)
Marc W. Evanger

SAMUEL ZELL                      Director                      January 19, 1998
------------------------------
Samuel Zell

SHELI Z. ROSENBERG               Director                      January 19, 1998
------------------------------
Sheli Z. Rosenberg


Hughes Markets, Inc.

DAN KOURKOUMELIS                 President and Chief           January 19, 1998
------------------------------   Executive Officer
Dan Kourkoumelis                 (Principal Executive Officer)

DAVID OLIVER                     Director, Chief Financial     January 19, 1998
------------------------------   Officer
David Oliver                     (Principal Financial Officer)

STEVE STRICKLER                  Corporate Treasurer           January 19, 1998
------------------------------   (Principal Accounting Officer)
Steve Strickler

CHRISTOPHER A. SINCLAIR          Director                      January 19, 1998
------------------------------
Christopher A. Sinclair

MARC W. EVANGER                  Director                      January 19, 1998
------------------------------
Marc W. Evanger

STUART M. SLOAN                  Director                      January 19, 1998
------------------------------
Stuart M. Sloan

ROGER K. HUGHES                  Chairman of the Board         January 19, 1998
------------------------------   of Directors
Roger K. Hughes

Hughes Realty, Inc.


ROGER K. HUGHES                  Director and Chief            January 19, 1998
------------------------------   Executive Officer
Roger K. Hughes                  (Principal Executive Officer)

ALLAN P. BRENNAN                 Director and Chief            January 19, 1998
------------------------------   Financial Officer
Allan P. Brennan                 (Principal Financial and
                                 Accounting Officer)

PAUL A. HUGHES                   Director and Secretary        January 19, 1998
------------------------------
Paul A. Hughes



KU Acquisition Corporation

DAN KOURKOUMELIS                 Director and President        January 19, 1998
------------------------------   (Principal Executive Officer)
Dan Kourkoumelis

MARC W. EVANGER                  Director, Vice President,     January 19, 1998
------------------------------   Secretary and Treasurer
Marc W. Evanger                  (Principal Financial Officer)


Second Story, Inc.

MARC W. EVANGER                  Director, President and       January 19, 1998
------------------------------   Secretary
Marc W. Evanger                  (Principal Executive and
                                 Financial Officer)

INDEX TO EXHIBITS



Exhibit No.    Exhibit

 *1.1           Form of Underwriting Agreement
  2.1           FM/QFC Merger Agreement (incorporated by reference
                to Exhibit 99.1 to the Company's Report on Form 8-K,
                filed November 6, 1997)
  2.2           FM/FFL Merger Agreement (incorporated by reference
                to Exhibit 99.2 to the Company's Report on Form 8-K,
                filed November 6, 1997)
  4             Form of Indenture
**5             Opinion by Stoel Rives LLP Regarding Legality of
                Debt Securities
 12             Statement Regarding Computation of Ratios
 23.1           Consent of Deloitte & Touche LLP (Portland)
 23.2           Consent of Arthur Andersen LLP
 23.3           Consent of Deloitte & Touche LLP (Seattle)
 23.4           Consent of Stoel Rives LLP (See Exhibit 5)
 24             Powers of Attorney (See also signature page of this
                Registration Statement)
 25             Statement of Eligibility of Trustee

 *  To be filed in Company's Form 8-K Report.
**  To be filed by Amendment.